                          Morris Manning & Martin LLP
                        A Limited Liability Partnership
                              3343 Peachtree Road
                         1600 Atlanta Financial Center
                             Atlanta, Georgia 30326
                                 (404) 233-7000

                                                                     EXHIBIT 5.1


                                        , 2002


Global Preferred Holdings, Inc.
11315 Johns Creek Parkway
Duluth, Georgia 30097

Re: Registration Statement on Form S-1

Gentlemen:


         We have acted as counsel for Global Preferred Holdings, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, pursuant to a Registration Statement on Form S-1 (the "Registration Statement"), of a proposed offering of 9,500,000 shares of the Company's common stock, $0.001 par value per share (the "Common Stock"). In addition, the Company has granted to the underwriters of the offering an option to purchase 1,425,000 shares of Common Stock to cover over-allotments, if any (the "Over-Allotment Shares").


         We have examined such documents, corporate records, and other instruments as we have considered necessary and advisable for purposes of rendering this opinion.

         In making the foregoing examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to various questions of fact material to this opinion, we have relied, to the extent we deem reasonably appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independent check or verification of their accuracy.

         Based upon and subject to the foregoing, we are of the opinion that the Common Stock and any Over-Allotment Shares being sold, when issued, sold and delivered as contemplated in the Registration Statement, will be duly authorized and validly issued and fully paid and nonassessable.


         We hereby consent to the filing of this Opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the prospectus contained in the Registration Statement.


                                          Very truly yours,

                                          MORRIS, MANNING & MARTIN
                                          a Limited Liability Partnership




                                          By:
                                             ----------------------------------
                                             Ward S. Bondurant, Partner